TRANSDIGM
GROUP INC.

HOW WE MEASURE SUCCESS

AEROSONIC
CORPORATION

April 2013 Exhibit 99.1

CHAMPION AEROSPACE

AERO CONTROLEX

ADEL WIGGINS GROUP

AEROFLUIDPRODUCTS

MarathonNorco Aerospace

Adams Rite Aerospace

Dukes inc aerospace

SKURKA Aerospace, Inc.

HARCO

ADS TRANSICOIL

SCHNELLER

CEF INDUSTRIES

Semco INSTRUMENTS, INC.

TAC

Acme Aerospace Inc.

AMSAFE

HARTWELL

BRUCE AEROSPACE

Electromech Technologies

AVTECHTYEE

TRANSDIGM GROUP INC.

TransDigm Overview
*
Revenue information for fiscal year ended September 30, 2012.
Aerospace Components
Proprietary Engineered Products
Diverse Platform Base
Significant Aftermarket Content
Distinguishing Characteristics
Annual Revenue $1.7 Billion *

FY93 – 12 CAGR 20.7%
$48
$52
$57
$63
$78
$111
$131
$151
$201
$249
$293
$301
$374
$435
$593
$714
$762
$828
$1,206
$1,700
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

($ in millions)
FY93 – 12 CAGR 26.0%
$10
$10
$13
$17
$25
$44
$51
$54
$72
$98
$124
$139
$164
$194
$275
$333
$375
$412
$590
$809
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

Consistent Record of Growth and Margin Expansion

Revenue
EBITDA As Defined and Margin
($ in millions)
% of Revenue
20% 19% 23% 27% 31% 39% 39% 36% 36% 39% 42% 46% 44% 45% 46% 47% 49% 50% 49% 48%
Note:  EBITDA As Defined is a non-GAAP financial measure.  For a reconciliation of EBITDA As Defined to Net Income and to Net Cash Provided by Operating

Activities, please see the appendix .

Approximately 57% of FY 2012 pro forma revenues and a much higher percentage of
EBITDA As Defined are from the stable, high-margin aftermarket.
Pro Forma Revenues
(Excluding Ground Transportation)
(1)
EBITDA As Defined
(1)
Strong Focus on High-Margin Aftermarket
Aftermarket: 57%
OEM: 43%
(1) Pro forma revenue for the fiscal year ended 9/30/12 (excluding Ground Transportation sales of $65 million or 4% of total sales). Please see the Special Notice Regarding Pro Forma and Non-GAAP Information.

OEM
Aftermarket
Comm
Aftmkt
44%
Comm
OEM
32%
Defense
OEM
11%
Defense
Aftmkt
13%

Proprietary
≈ 90%
Non-Proprietary
≈ 10%

Sole Source
≈ 75%
Non-Sole
Source
≈25%

TRANSDIGM GROUP INC.

PROPRIETARY REVENUE
Based on management estimates of pro forma TDG sales  for the fiscal year ended 9/30/12.  Please see the Special Notice Regarding Pro Forma and Non-GAAP Information.
SOLE SOURCE REVENUE
Significant Proprietary and Sole Source Revenue Base
Results in strong market positions and a stable, recurring revenue stream.

Strong Positions on Diverse and Growing Platforms
Note: Based on Management estimates of sales for 2011.
B737
A320
B777
C130
B747
A330/A340 Black Hawk
CRJ Family B787
Gulfstream Series A380
Embraer Family B757/767
Cessna Citation Series C17
20% Sales
30% Sales
5

Corporate
Control
Local
Autonomy
Economy
of Scale
Mgmt
Resources
Value Generation Strategy
Structure Execution
Motivation
Central
Control
Local
Autonomy
Emp-
loyees
Owners
CORPORATE
OPERATING UNIT
6
Organizational Philosophy

7 Proven Operating Strategy Profitable New Business Productivity and Cost Improvement Value-based Pricing 3 VALUE DRIVERS

1993 – 2001 2002 – 2006 2006 – 2010
Adel
Aeroproducts
Wiggins
Controlex
Marathon
Adams Rite
Aerospace
Christie
Champion
Honeywell Lube
Pump
Fuelcom
Norco
Avionic Instruments
Skurka
Fluid Regulators
Eaton Motors
Hartwell
Electromech
Tyee
TAC
Linread
Valley-Todeco
AQS
Talley Actuation
Schneller
Harco
AmSafe Passenger
Restraints
AmSafe Commercial
Products
AmSafe Cargo Restraints
& Specialty Devises
Aero-Instruments
2011 – 2013
Sweeney
Electra-Motion
CDA InterCorp.
Avtech
ADS/Transicoil
Bruce
CEF
Unison/GE
APC/GE
Acme
Woodward HRT
Dukes
Semco
Privately Held
NYSE
TransDigm has acquired 42 businesses since 1993, including 27 since its IPO.

(1)
(1)
(1)
Proven Record of Acquisition & Integration
(1) Divested in Q2 and Q3 of FY2011.

Common Distinguishing Characteristics 9 Aerospace components Proprietary engineered products Significant aftermarket content

Ignition Systems and Engine Sensors	Pumps	Valves	Motors, Actuators and Controls	Water Faucets and Systems	Quick Disconnects, Couplings and Rods	Batteries, Chargers and Power Conditioning	Aircraft Hardware, Latches and Cockpit Security Systems	Engineered Composites, Elastomers & Laminants	Audio Systems	Lighting and Displays	Seat Belts & Safety Restraints

TRANSDIGM GROUP INC.

Diverse Products, Platforms and Markets 10

Everett, WA
Dayton, NV
Camarillo, CA
Northridge, CA
Los Angeles, CA
Fullerton, CA
Cucamonga, CA
Placentia, CA
Anaheim, CA
Phoenix, AZ
Tempe, AZ
Nogales, Mexico
Wichita, KS
Waco, TX
Matamoros, Mexico
Elkhart, IN
Addison, IL
Cleveland, OH
South Euclid, OH
Painesville, OH
Kent, OH
Erie, PA
Branford, CT
Avenel, NJ
Collegeville, PA
Liberty, SC
Deerfield, FL
NORTH AMERICA

Bridport, Dorset UK
Feltham, Middlesex UK
Liege, Belgium
Paris, France
EUROPE

TransDigm Global Headquarters
TransDigm Locations

Kunshan, China
Chongqing, China
Nittambuwa, Sri Lanka
Colombo, Sri Lanka
Melaka, Malaysia
Singapore
ASIA

TransDigm– Major Locations 11

AERO CONTROLEX

CHAMPION AEROSPACE

CHAMPION

TRANSDIGM GROUP INC.

12 Liberty, SC 20 12 South Euclid, OH TransDigm Operating Unit – Engine Ignition, Pumps, & Air Data Sensors

AEROFLUIDPRODUCTS

Dukes INC aerospace

dukes

TRANSDIGM GROUP INC.

13 Painesville, OH TransDigm Operating Units – Valve & Fluid Products 17 Northridge, CA 13

SKURKA Aerospace, Inc.

Electromech Technologies

TRANSDIGM GROUP INC.

14 TransDigm Operating Unit – Motors & Actuators Wichita, KS 17 14 Camarillo, CA CDA InterCorp Deerfield Beach, FL

Adams Rite Aerospace

HARTWELL

HARTWELL CORPORATION

TRANSDIGM GROUP INC.

Fullerton, CA 15 18 Placentia, CA 15 TransDigm Operating Unit – Cockpit Security, Latches & Water Systems

16 Everett, WA 19 Liege, Belgium 16 TransDigm Operating Unit – Flight Deck Audio & Structural Rods

2

MarathonNorco
Aerospace

CHRISTIE

SUPERPOWER

TRANSDIGM GROUP INC.

17 Avionic Instruments Inc Avenel, NJ Waco, TX 17 TransDigm Operating Unit – Electrical Power Equipment & Batteries

ADEL WIGGINS GROUP

SCHNELLER

TRANSDIGM GROUP INC.

18 Commerce, CA 18 Kent, Ohio 18 TransDigm Operating Unit – Engineered Composites, Elastomers, & Laminates

AMSAFE®

AMSAFE®

AMSAFE
AMSAFE

TRANSDIGM GROUP INC.

19 Cargo Restraints Bridport, UK Passenger Restraints Phoenix, AZ 19 TransDigm Operating Unit – Cargo & Seatbelts

Semco
INSTRUMENTS, INC.

Semco

HARCO
INNOVATIVE SOLUTIONS. PROVEN PERFORMANCE.

HARCO

TRANSDIGM GROUP INC.

20 Valencia, CA 20 Branford, CT TransDigm Operating Unit – Engine Sensors & Electric Cables

ADS TRANSICOIL

BRUCE AEROSPACE

TRANSDIGM GROUP INC.

21 Collegeville, PA & Melaka, Malaysia Dayton, NV 21 TransDigm Operating Unit – Cockpit Displays & Lighting

22 Welcome 22 Welcome

Appendix

($ in millions)
1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012
Income from continuing ops.
($5) $0 $1 $3 $14 ($17) $11 $14 $31 ($76) $14 $35 $25 $89 $133 $163 $163 $152 $325
Depreciation and amortization
7          7          7          6          7          6          7          9          13        10        18        17        16        24        25         28 30 61 68
Interest expense, net
5          5          5          3          3          23        28        32        37        43        75        80        77        92        93         84 112 185 212
Income tax provision
(2)         -       2          5          13        (2)         8          9          17        (45)       6          23        16        53        74         88 88 77 163
Warrant put value adjustment
1          1          2          5          7          -       -       -       -       -       -       -       -       -       -        -       -       -       -
Extraordinary item
-       -       -       2          -       -       -       -       -       -       -       -       -       -       -        -       -       -       -
EBITDA, excluding discontinued
6          13        17        24        44        10        54        64        98        (68)       113      155      134      258      325       $363 $393 $475 $768
operations
Merger expense -       -       -       -       -       40        -       -       -       176      -       -       -       -       -        -       -       -       -
Acquisition-related costs
4          -       -       1          -       1          -       8          -       15        20        2          1          9          2           6 12 30 19
Non-cash compensation and
   deferred compensation costs
-       -       -       -       -       -       -       -       -       1          6          7          1          6          6           6 7 13 22
One-time special bonus
-       -       -       -       -       -       -       -       -       -       -       -       6          -       -        -       -       -       -
Public offering costs
-       -       -       -       -       -       -       -       -       -       -       -       3          2          -        -       -       -       -
Refinancing costs
-       -       -       -       -       -       -       -       -       -       -       -       49        -       -        -       -       72         -
EBITDA As Defined
$10 $13 $17 $25 $44 $51 $54 $72 $98 $124 $139 $164 $194 $275 $333 $375 $412 $590 $809
Reconciliation of EBITDA
and EBITDA As Defined to Net Income

Important Information Regarding the Tender Offer
This communication is not an offer to purchase or a solicitation of an offer to sell securities of Aerosonic. The planned tender offer by TransDigm for all of the outstanding shares of common stock of Aerosonic has not been commenced. On commencement of the tender offer, TransDigm will mail to Aerosonic stockholders an offer to purchase and related materials and Aerosonic will mail to its stockholders a solicitation/recommendation statement with respect to the tender offer. TransDigm will file its offer to purchase with the Securities and Exchange Commission (the “SEC”) on
Schedule TO, and Aerosonic will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. AEROSONIC STOCKHOLDERS
ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, SINCE THEY WILL CONTAIN IMPORTANT
INFORMATION, INCLUDING TERMS AND CONDITIONS OF THE OFFER. Aerosonic stockholders may obtain a free copy of these materials
(when they become available) and other documents filed by TransDigm or Aerosonic with the SEC at the website maintained by the SEC at
www.sec.gov.
These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer
(when one is selected).
Some of the statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation
Reform Act of 1995 and the Securities Exchange Act of 1934. These statements are related to the expected timing, completion and effects of the proposed transaction or other future events, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,”
“intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue,” or the negative of such terms, or other comparable terminology. These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Aerosonic and TransDigm might not be able to complete the proposed transaction on terms described above, other acceptable terms or at all because of a failure to satisfy closing conditions, including receipt of sufficient tenders, or other factors. Aerosonic and
TransDigm make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

TRANSDIGM GROUP INC.

HOW WE MEASURE SUCCESS

AEROSONIC CORPORATION

April 2013